UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 16, 2007
Safeguard Scientifics, Inc.
(Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	1-5620 (Commission File Number)	23-1609753 (I.R.S. Employer Identification Number)

435 Devon Park Drive, Building 800 Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)
(610) 293-0600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 19, 2007, Steven J Feder resigned as Senior Vice President and General Counsel of Safeguard Scientifics, Inc. (the “Company”). Pursuant to a Letter Agreement by and between the Company and Mr. Feder dated August 16, 2007 (the “Letter Agreement”), Mr. Feder and the Company have agreed that Mr. Feder’s resignation will be treated as having been for good reason, as defined in his agreement with the Company dated November 17, 2004 (filed as Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on November 19, 2004), and Mr. Feder will receive the severance benefits set forth in the Letter Agreement. A copy of the Letter Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The Company hired Brian J. Sisko as its Senior Vice President and General Counsel, effective August 20, 2007.
Item 9.01. Financial Statements and Exhibits.
(d)	The following exhibit is being filed with this Form 8-K:

Exhibit No.	Description
99.1	Letter Agreement by and between Safeguard Scientifics, Inc. and Steven J. Feder dated August 16, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEGUARD SCIENTIFICS, INC.
Date: August 20, 2007	By:	PETER J. BONI
		Name:	Peter J. Boni
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Letter Agreement by and between Safeguard Scientifics, Inc. and Steven J. Feder dated August 16, 2007.